Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of VOXX International Corporation on Form S-8 (Registration Nos. 333-82073, 333-36762, 333-138000, 333-131911, and 333-162569) of our report, dated January 30, 2012, on the consolidated financial statements of ASA Electronics, LLC which is included in the Annual Report on Form 10-K of VOXX International Corporation and Subsidiaries for the year ended February 29, 2012.

/s/ MCGLADREY LLP

Elkhart, Indiana
May 14, 2012